Exhibit No. 10.26

                     MECHANICAL TECHNOLOGY INCORPORATED
                AND AMERICAN STOCK TRANSFER & TRUST COMPANY
                      SUBSCRIPTION AGENCY AGREEMENT
                        DATED AS OF JULY ___, 1998

     THIS SUBSCRIPTION AGENCY AGREEMENT is dated as of July ___, 1998 by and between Mechanical Technology Incorporated, a New York corporation (the "Company") and American Stock Transfer & Trust Company, a ______________ corporation, as Subscription Agent (the "Subscription Agent").

     WHEREAS, the Company has caused a Registration Statement on Form S-2 (Registration No. ______________ ) under the Securities Act of 1933, as amended (the "Act") to be filed with the Securities and Exchange Commission (the "Commission") relating to a proposed distribution by the Company to holders of record of shares of its Common Stock, $1.00 par value (the "Common Stock"), as of the close of business on August 12, 1998 (the "Record Date"), of non-transferable subscription rights (the "Rights") to purchase additional shares of its Common Stock (the "Basic Subscription Privilege") at a price of $ _____ per share (the "Exercise Price"). The Rights will be distributed to holders of record (other than the Company) of shares of Common Stock as of the Record Date at a rate of one Right for every _____ shares of Common Stock held on the Record Date. Each Right will entitle its holder (a "Holder") to purchase one share of Common Stock;

     WHEREAS, the Company has reserved for issuance, and has authorized the issuance of, an aggregate of _____________ authorized and unissued shares of Common Stock (the "Underlying Shares") to be distributed pursuant to the exercise of the Subscription Privileges in the Offering;

     WHEREAS, upon exercise of the Subscription Privilege, a Holder will also be entitled to purchase at the Exercise Price a pro-rata portion of Underlying Shares, if any, remaining unissued after satisfaction of all subscriptions pursuant to the Subscription Privilege (the "Oversubscription Privilege"; collectively with the "Basic Subscription Privilege", the "Subscription Privileges"). Such Registration Statement, in the form in which it first becomes effective under the Act, and as thereafter amended from time to time, is referred to herein as the "Registration Statement" and the offering of shares of Common Stock upon exercise of the Rights is referred to herein as the "Offering;" and

     WHEREAS, the Company desires the Subscription Agent to act on its behalf in connection with the Offering as set forth herein, and the Subscription Agent is willing so to act.

     NOW THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:











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     SECTION 1.  APPOINTMENT OF SUBSCRIPTION AGENT.  The Company hereby appoints the Subscription Agent to act as agent for the Company in accordance with the instructions set forth in this Agreement, and the Subscription Agent hereby accepts such appointment. The duties of the Subscription Agent shall include those contemplated by the Subscription Certificate (as defined below) and those enumerated in Exhibit B attached hereto and made a part hereof.

     SECTION 2.  ISSUE OF SECURITIES.

       The Company has authorized the issuance of the Rights. Following the effectiveness of the Registration Statement and the Record Date, the Company will issue such Rights to holders of record of shares of Common Stock as of the close of business on the Record Date as contemplated by the Registration Statement. The Company will promptly notify the Subscription Agent upon the effectiveness of the Registration Statement. As transfer agent and registrar for the shares of Common Stock, the Subscription Agent shall provide such assistance as the Company may require to effect the distribution of the Rights to holders of record of shares of Common Stock as of the close of business on the Record Date, including assistance in determining the number of Rights to be distributed to each record holder and assistance in distributing the Subscription Certificates (as defined in Section 3(b) hereof) evidencing the Rights. The Company has authorized the issuance of and will hold in reserve the Underlying Shares, and upon the valid exercise of Rights, the Company will issue Underlying Shares to validly exercising Holders as set forth in the Prospectus.

     SECTION 3.  SUBSCRIPTION PRIVILEGES:  FORM OF SUBSCRIPTION CERTIFICATE.

       (a) Each Right carries with it a Basic Subscription Privilege and an Oversubscription Privilege. The Basic Subscription Privilege entitles the Holder to purchase one share of Common Stock at the Exercise Price for each Right held. The Oversubscription Privilege entitles each Holder that has exercised his or her Basic Subscription Privilege, the right to subscribe, at the Exercise Price, for any Underlying Shares remaining unissued after satisfaction of all subscriptions pursuant to the Basic Subscription Privilege ("Excess Shares").

       (b) The Rights shall be evidenced by subscription certificates (the "Subscription Certificates"). Subscription Certificates (and the form of election to exercise Rights to be printed on the reverse thereof) shall be substantially in the form attached hereto as Exhibit A. The Subscription Certificates shall be non-transferable.

     SECTION 4.  SIGNATURE AND REGISTRATION.

       (a) The Subscription Certificates shall be executed on behalf of the Company by its Chief Financial Officer and its Secretary, whose signatures may be affixed by facsimile signature. Any Subscription Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such Subscription Certificate, shall be a proper officer of the Company to sign such Subscription Certificate, even if at the date of the execution of this Agreement or the date of the actual issuance of such certificate, any person is not such an officer.

       (b) The Subscription Agent will keep or cause to be kept, at its principal offices in the State of New York, books for registration and transfer of the Rights issued hereunder.

     SECTION 5.  MUTILATED, DESTROYED, LOST OR STOLEN SUBSCRIPTION.

       Upon receipt by the Company and the Subscription Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Subscription Certificate, and, in case of loss, theft or destruction, of indemnity and/or security satisfactory to them, which may be in the form of an open penalty bond, and reimbursement to the Company and the Subscription Agent of all reasonable expenses incidental thereto, and upon surrender and cancellation of the mutilated Subscription Certificate, the Company will authorize the Subscription Agent to deliver a Subscription Certificate of like tenor to the registered owner in lieu of the Subscription Certificate so lost, stolen, destroyed or mutilated. If required by the Company or Subscription Agent, an indemnity bond must be sufficient in the judgment of both to protect the Company, the Subscription Agent or any agent thereof from any loss that any of them may suffer if a Subscription Certificate is replaced. Subsequent to their original issuance, no Subscription Certificates shall be issued except Subscription Certificates issued in replacement of mutilated, destroyed, lost or stolen Subscription Certificates.

     SECTION 6.  EXERCISE OF RIGHTS; EXERCISE PRICE; EXPIRATION DATE.

       (a) In General. The Holder of any subscription Certificate may exercise some or all of the Rights by delivering to the Subscription Agent, on or prior to 5:00 p.m., New York City time, on September 24, 1998 (the
"Expiration Date"), the properly completed and executed Subscription Certificate evidencing such Rights with any required signatures, together with payment in full of the Exercise Price for each Underlying Share subscribed for pursuant to the Subscription Privilege (except as permitted pursuant to clause (iii) of the next sentence).

       (b) Exercise Price - Payment. Payment of the Exercise Price must be in full and must be by: (i) check or bank draft drawn upon a U.S. bank or postal money order, payable to American Stock Transfer & Trust Company, as Subscription Agent; (ii) wire transfer of funds to the account maintained by the Subscription Agent for such purpose; or (iii) in such other manner as the

Company may approve in writing in the case of persons acquiring Underlying Shares at an aggregate Exercise Price of $500,000 or more (the payment method under (iii) being an "Approved Payment Method"), provided in each case that the full amount of such Exercise Price is received by the Subscription Agent in currently available funds within three Nasdaq National Market trading days following the Expiration Date.

       (c) Exercise Price - Receipt. Payment of the Exercise Price will be deemed to have been received by the Subscription Agent only upon (i) clearance of any uncertified check, (ii) receipt by the Subscription Agent of any certified check or bank draft drawn upon a United States bank or of any postal money order, (iii) receipt of good funds in the Subscription Agent's account designated above, or (iv) receipt of good funds by the Subscription Agent through an Approved Payment Method.

       (d) Guaranteed Delivery Procedures. If a Holder wishes to exercise Rights, but time will not permit such Holder to cause the Subscription Certificate or Subscription Certificates evidencing such Rights to reach the Subscription Agent on or prior to the Expiration Date, such Rights may nevertheless be exercised if all of the following conditions (the "Guaranteed Delivery Procedures") are met:

       (i) such Holder has caused payment in full of the Exercise Price for each Underlying Share being subscribed for pursuant to the Subscription Privileges to be received (in the manner set forth above) by the Subscription Agent on or prior to the Expiration Date;

       (ii) the Subscription Agent receives, on or prior to the Expiration Date, a guaranteed notice (a "Notice of Guaranteed Delivery"), substantially in the form provided with the Instructions for Subscription Certificate (the "Instructions") distributed with the Subscription Certificates, from an "Eligible Institution" (as defined in Rule 17Ad-15 under the Securities Exchange Act of
               1934), stating the number of Rights represented by the Subscription Certificate(s) held by such exercising Holder, the number of Underlying Shares being subscribed for pursuant to the Subscription Privileges and guaranteeing the delivery to the Subscription Agent of any Subscription Certificate(s) evidencing such Rights within three Nasdaq National Market trading days following the date of the Notice of Guaranteed Delivery; and

       (iii) the properly completed Subscription Certificate(s), with any required signatures, is received by the Subscription Agent within three Nasdaq National Market trading days following the date of the Notice of Guaranteed Delivery relating thereto. The Notice of Guaranteed Delivery may be delivered to the Subscription Agent in the same manner as Subscription Certificate(s) at the address set forth in Section 16 hereof, or may be transmitted to the Subscription Agent by facsimile transmission (telecopy number

               (718) 234-5001). The Subscription Agent shall make additional copies of the form of Notice of Guaranteed Delivery available to any Holder upon request made to the Subscription Agent at the address set forth under such Section 16, or by telephone to (718) 921-8200.

       (e) Oversubscription Privilege. The Subscription Agent shall hold funds received in payment of the Exercise Price for Excess Shares subscribed for pursuant to the Oversubscription Privilege in a segregated account pending issuance of such Excess Shares. If a Holder exercising the Oversubscription Privilege is allocated less than all of the Excess Shares that such Holder wished to subscribe for pursuant to the Oversubscription Privilege, the Subscription Agent shall return the excess funds paid by such Holder in respect of the Exercise Price for shares not issued by mail without interest or deduction as soon as practicable after the Expiration Date.

       (f) Exercise of Rights Through Third Parties. The Subscription Agent shall require a Holder who holds shares of Common Stock for the account of others, such as a broker, a trustee or a depository for securities, to complete the Subscription Certificate and a Nominee Holder Certification, in the form of Exhibit C attached hereto and made a part hereof, and submit both documents to the Subscription Agent with the proper payment.

       (g) Exercise Price - Application. If either the number of Underlying Shares being subscribed for pursuant to the Basic Subscription Privilege is not specified on the Subscription Certificate, or the amount of funds delivered is not enough to pay the Exercise Price for all Underlying Shares stated to be subscribed for, the Subscription Agent shall assume that the number of Underlying Shares subscribed for are the maximum amount that could be subscribed for upon payment of such amount. If the number of Underlying Shares being subscribed for is not specified, or payment of the Exercise
Price for the indicated number of Rights that are being exercised exceeds the required Exercise Price, the Subscription Agent shall apply the payment, until depleted, to subscribe for Underlying Shares in the following order:
(i) to subscribe for the number of Underlying Shares indicated, if any, pursuant to the Basic Subscription Privilege; (ii) to subscribe for Underlying Shares until the Basic Subscription Privilege has been fully-exercised with respect to all of the Rights represented by the Subscription Certificate; and (iii) to subscribe for additional Underlying Shares pursuant to the Oversubscription Privilege (subject to any applicable proration).

       (h) Non-revocable. The Subscription Agent shall not permit a Holder of Rights who has exercised the Basic Subscription Privilege or the Oversubscription Privilege to revoke such exercise.

       (i) Expiration of Rights. The Rights shall expire at 5:00 p.m. New York City time on the Expiration Date and the Subscription Agent shall not honor Subscription Certificates received subsequent to that time.

     SECTION 7.  DELIVERY OF STOCK CERTIFICATES.

     As soon as practical after the Expiration Date, the Subscription Agent shall mail to each Holder who validly exercised the Subscription Privileges, certificates representing Underlying Shares purchased pursuant to the Exercise Price.

     SECTION 8.  FRACTIONAL RIGHTS.

     The Subscription Agent shall not issue fractional Rights, or pay cash in lieu thereof, to any Holder who has exercised Rights. Fractional Rights distributed to each Holder shall be rounded up to the next whole number in determining the number of Rights to be issued to Holders.

     SECTION 9.  TRANSFER OF RIGHTS.

     The Rights are not freely transferable and may not be traded. Rights will be issued to all Holders of common stock as of August 12, 1998. The Holders of such Rights may exercise such Rights or permit such Rights to expire.

     SECTION 10.  REPORTS.

     The Subscription Agent shall notify both the Company and its designated representative by telephone as requested during the period ending three (3) business after the Expiration Date, which notice shall thereafter be confirmed in writing, of: (a) the number of Rights exercised on the day of such request; (b) the number of Underlying Shares subscribed for pursuant to the Exercise Price and the number of such Rights for which payment has been received; (c) the number of Rights subject to guaranteed delivery pursuant to
Section 6 on such day; (d) the number of Rights for which defective exercises have been received on such day; and (e) cumulative totals derived from the information set forth in clauses (a) through (d) above. At or before 5:00 p.m. New York City time, on the first Nasdaq National Market trading day following the Expiration Date, the Subscription Agent shall certify in writing to the Company the cumulative totals through the Expiration Date derived from the information set forth in clauses (a) through (d) above. The Subscription Agent shall also maintain lists, certified to the Company, of Holders who have exercised their Rights, and Holders who have not exercised their Rights. The Subscription Agent shall provide the Company or its designated representatives with the information compiled pursuant to this
Section 10 as any of them shall request.

     SECTION 11.  FUTURE INSTRUCTION AND INTERPRETATION.

       (a) All questions as to the timeliness, validity, form, and eligibility of any exercise of Rights will be determined by the Company, the determinations of which shall be final and binding. The Company in its sole discretion may waive any defect or irregularity or permit a defect or irregularity to be corrected within such time as it may determine or reject the purported exercise of any Right. Subscriptions will not be deemed to have been received or accepted until all irregularities have been waived or cured within such time as the Company determines in its sole discretion. Neither the Company nor the Subscription Agent shall be under any duty to give notification of any defect or irregularity in connection with the submission of Subscription Certificates or incur any liability for failure to give such notification to any Holder.

       (b) The Subscription Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from an authorized officer of the Company, and to apply to such officers for advice or instructions in connection with its duties. The Subscription Agent shall not be liable for any action taken or suffered to be taken by it in good faith in accordance with instructions of any such officer.

     SECTION 12.  PAYMENT OF TAXES.

     The Company covenants and agrees that it will pay when due and payable all documentary, stamp and other taxes, if any, that may be payable in respect of the issuance or delivery of any Subscription Certificate or of the Underlying Shares; provided however, that the Company shall not be liable for any tax liability arising out of any transaction that results in, or is deemed to be, an exchange of Rights or shares.

     SECTION 13.  CANCELLATION AND DESTRUCTION OF SUBSCRIPTION.

     All Subscription Certificates surrendered for the purpose of exercise or exchange shall be canceled by the Subscription Agent, and no Subscription Certificates shall be issued in lieu thereof except as expressly permitted by provisions of this Agreement. The Subscription Agent shall deliver all canceled Subscription Certificates to the Company or shall, at the written request of the Company, destroy such canceled Subscription Certificates, and in such case shall deliver a certificate of destruction thereof to the Company.

     SECTION 14.  RIGHT OF ACTION.

All rights of action in respect of this Agreement are vested in the Company and the respective registered Holders of the Subscription Certificates. Any registered Holder of any Subscription Certificate, without the consent of the Subscription Agent or of the Holder of any other Subscription Certificate, may, on his own behalf and for his own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, his right to exercise the Rights evidenced by such Subscription Certificate in the manner provided in such Subscription Certificate and in the Agreement.

     SECTION 15.  DUTIES OF SUBSCRIPTION AGENT.

     The Subscription Agent undertakes the duties and obligations imposed by this Agreement including, but not limited to, the duties enumerated on Exhibit B attached hereto, upon the following terms and conditions. The Company and the Holders of Subscription Certificates, by their acceptance thereof, shall be bound by such terms and conditions.

       (a) The Subscription Agent may consult with legal counsel (who may be, but is not required to be, legal counsel for the Company), and the opinion of such counsel shall be full and complete authorization and protection to the Subscription Agent as to any action taken or omitted by it in good faith and in accordance with such opinions.

       (b) Whenever, in the performance of its duties under this Agreement, the Subscription Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by either the Company's Chief Executive Officer, or jointly by a Vice President and the Secretary of the Company, and delivered to the Subscription Agent. Such certificate shall be full authorization to the Subscription Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

       (c) The Subscription Agent shall be liable hereunder only for its own negligence or wilful misconduct.

       (d) The Subscription Agent shall not be liable for, or by reason of, any of the statements of fact or recitals contained in this Agreement or in the Subscription Certificates or be required to verify the same. All such statements and recitals are and shall be deemed to have been made by the Company only.

       (e) The Subscription Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Subscription Agent) or in respect of the validity or execution of any Subscription Certificate, nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Subscription Certificate; nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any shares of Common Stock to be issued in connection with the exercised Rights or pursuant to any Subscription Certificate or as to whether any shares of Common Stock will, when issued, be validly authorized and issued, fully paid and nonassessable.

       (f) The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Subscription Agent for the carrying out or performing by the Subscription Agent of the provisions of this Agreement.

       (g) Nothing herein shall preclude the Subscription Agent from acting in any other capacity for the Company.

     SECTION 16.  NOTICES TO THE COMPANY, HOLDERS AND SUBSCRIPTION AGENT.

     All notices and other communications provided for or permitted hereunder shall be made by hand delivery, prepaid first class mail, or telecopier:

     (a)             if to the Company to:
                     Mechanical Technology Incorporated
                     968 Albany-Shaker Road
                     Latham, New York  12110
                     Attn: Cynthia A. Scheuer
                     FAX:  (518) 785-2181

                     with a copy to:

                     Whiteman Osterman & Hanna
                     One Commerce Plaza
                     Albany, New York  12260
                     Attn:  Catherine Hill, Esq.
                     FAX:  (518) 487-7777

                     if to the Subscription Agent, to:
                     American Stock Transfer & Trust Company
                     40 Wall Street
                     New York, New York  10005
                     FAX:  (718) 234-5001

     (b) if to a registered Holder, at the address shown for such Holder on the registry books of the Company.

     All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered, two (2) business days after being deposited in the mail, postage prepaid, if mailed as aforesaid; and when receipt is acknowledged, if telecopied.

     SECTION 17.  SUPPLEMENTS AND AMENDMENTS.

     The Company and the Subscription Agent may from time to time supplement or amend this Agreement without the approval of any Holders of Subscription Certificates in order to cure any ambiguity or to correct or supplement any provision contained herein, or to make any other provisions in regard to matters or questions arising hereunder that the Company and the Subscription Agent may deem necessary or desirable and that shall not adversely affect the interest of the Holders of the Subscription Certificates.

     SECTION 18.  SUCCESSORS.

     All the covenants and provisions of this Agreement by or for the benefit of the Company or the Subscription Agent shall bind and inure to the benefit to their respective successors and assigns hereunder.

     SECTION 19.  TERMINATION.

     This Agreement shall terminate at 5:00 p.m. New York City time, on the fourteenth day following the Expiration Date. Upon termination of this Agreement, and provided that the Underlying Shares for Rights accepted for exercise prior to such termination are issued and delivered by the Company, the Company shall be discharged from all obligations under this Agreement except for its obligation to the Subscription Agent under Sections 12 and 15 hereof and except with respect to the obligation of the Company to provide instruction and direction to the Subscription Agent as may be required by this Agreement.

     SECTION 20.  GOVERNING LAW.

     This Agreement and each Subscription Certificate shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be construed in accordance with the internal laws of said State without regard to any conflict of law rules that would defeat the application of New York law.

     SECTION 21.  BENEFITS OF THIS AGREEMENT.

     Nothing in this Agreement shall be construed to give any persons or corporation other than the Company, the Subscription Agent and the Holders of the Subscription Certificates any legal or equitable right, remedy or claim under this Agreement. This Agreement shall be for the sole and exclusive benefit of the Company, the Subscription Agent and the Holders of the Subscription Certificates, and their respective successors or heirs.

     SECTION 22. COUNTERPARTS.

     This Agreement may be executed in any number of counterparts, each of which shall for all purposes be deemed to be an original, and all of which shall together constitute one and the same instrument.

     SECTION 23.  DESCRIPTIVE HEADINGS.

     Descriptive headings of the several Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

     IN WITNESS WHEREOF, each of the parties hereto caused this Agreement to be duly executed as of the date first above written.

                                       MECHANICAL TECHNOLOGY, INC.

                                       By: /s/ Cynthia A. Scheuer
                                          ___________________________
                                            Cynthia A. Scheuer
                                            Chief Financial Officer

                                       AMERICAN STOCK TRANSFER & TRUST COMPANY

                                       By: /s/ Herbert Lemmer
                                          ___________________________
                                       Title:  General Counsel
                                             ________________________































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                                 EXHIBIT A

                    FORM OF SUBSCRIPTION CERTIFICATE

                         (paper copy submitted)

                                  EXHIBIT B
                    SUBSCRIPTION AGENT DUTIES AND FEES

Subscription Agent Duties and Services

  1. Calculate and verify number of Rights to be issued to each shareholder.

  2. Issue and mail notice of exercise form to each claimant along with the appropriate Rights offering material.

  3. Split-up, issue and mail notice of exercise forms as requested by Holders.

  4. Receive and time stamp surrendered Subscription Certificates and checks.

  5. Examine Subscription Certificates forms and checks for acceptance.

  6. Write regarding deficient time.

  7. Calculate and verify exercise prices received and number of shares to be issued.

  8. Deposit checks into a fiduciary account.

  9. Wire funds to Company's account on the third business day following Expiration Date.

 10. Handle all letters of inquiry regarding lost, destroyed or stolen Subscription Certificates.

 11. Adjust Rights on disputed claims as per Company's instructions and refund to the Holder any excess Exercise Price resulting from a reduction of disputed claim.

 12. If applicable, reflect restrictive legend on certain stock certificates to be issued in connection with the Offering. Please provide us with the name(s) of the affected shareholders and the exact legend to be shown on the new certificates.

 13. Keep accurate controls of all Subscription Certificates exercised and cancellation of such certificates.

 14. Issue and mail stock certificates to subscribers.

 15. Furnish periodic reports of exercised rights.

Subscription Agent Fees:		$35,000,

  plus out-of-pocket expenses incurred such as postage, telephone, shipping costs, insurance, stationery, overtime and counsel fees.

                                  EXHIBIT C
                    FORM OF NOMINEE HOLDER CERTIFICATION

                     MECHANICAL TECHNOLOGY INCORPORATED
                       NOMINEE HOLDER CERTIFICATION

     The undersigned, a bank, broker, or other nominee holder of rights ("Rights"), in order to purchase shares of common stock, $1 par value per share ("Common Stock") of Mechanical Technology Incorporated (the "Company") pursuant to the rights offering described and provided for in the Company's prospectus dated _______________ , 1998 (the "Prospectus"), hereby certifies to the Company and to American Stock Transfer and Trust Corporation, as Subscription Agent for such rights offering, that the undersigned has subscribed for, on behalf of the beneficial owners thereof (which may include the undersigned), the number of shares specified below for each of the Subscription Privileges (as defined in the Prospectus).

     1.      Number of shares subscribed
             for pursuant to the
             Basic Subscription Privilege        _________

     2.      Number of shares subscribed
             for pursuant to the
             Oversubscription
             Privilege                           _________




                                    ______________________
                                    Name of Nominee Holder


                                    By: __________________
                                         Name:
                                         Title:


Dated: _______________ , 1998